Exhibit 10.1

LUXURBAN HOTELS INC.

2125 Biscayne Boulevard
Suite 253
Miami, Florida 33137

May 21, 2023

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Greenle Partners LLC Series Beta P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Gentlemen:

Reference is made to (i) the Securities Purchase Agreement dated as of May 27, 2022 (the “May Agreement”) between LuxUrban Hotels Inc. (formerly known as CorpHousing Group, Inc.), a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle Alpha”), (ii) the Securities Purchase Agreement dated as of June 30, 2022 and amended by the letter agreement dated July 15, 2022 and Addendum to Securities Purchase Agreement dated as of August 15, 2022 (as amended, the “June Agreement”) between the Company and Greenle Alpha, (iii) the Securities Purchase Agreement dated as of September 30, 2022 and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”) between the Company and Greenle Alpha, and (iv) the Loan Agreement dated as of November 23, 2022 (the “Loan Agreement”) among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), as supplemented or amended by the letter agreement dated February 17, 2023; and (v) the letter agreement between Greenle and the Company dated February 13, 2023 pursuant to which among other matters, certain future Revenue Share payments were converted to the obligation by the Company to issue shares of Common Stock (the “February 2023 Revenue Share Agreement” and collectively with the Purchase Agreements and Loan Agreement, the “Agreements”). Terms used but not defined herein have the respective meanings set forth in the Purchase Agreements.

Based on 2022 actual and 2023 projected revenues of the Company, it is estimated by the Company that under the terms of the Agreements, Greenle shall be entitled to receive aggregate Revenue Share (as defined in the Agreements) of approximately (a) $10 million annually during the five-year period commencing January 1, 2024 and ending December 31, 2028, (b) $5 million annually during the five year period commencing January 2029 and ending December 31, 2033, and (c) $2.5 million annually during the five year period commencing January 1, 2034 and ending December 31, 2038. Although projected revenues for 2023 have been prepared by the Company in good faith, the projections are based on assumptions and forecasts that may or may not turn out to be accurate, and it is possible that actual revenues for 2023 (and in any succeeding year) may vary widely and materially from those projections (whether provided to Greenle by the Company or developed internally by Greenle). For example if RevPar for 2023 (and succeeding years) is higher than projected, Greenle will be relinquishing a greater Revenue Share otherwise provided for in the existing agreement should it not have been terminated as provided for herein. The parties are sophisticated commercial parties and have arrived at this agreement on an arms-length basis, taking into account among other matters the  current and projected value of the common stock to be issued to Greenle; the parties acknowledge and agree that the future value of the Company’s common stock may itself vary widely and materially from and projections/forecasts that Greenle may have taken into account in determining to agree to terminate the Revenue Share (other than the 2023 Retained Revenue Share). Each party has relied upon its own management and financial consultants in arriving at a determination to enter into this agreement, and accepts the financial and legal risk that actual results from the arrangement contemplated herein may differ widely and materially from assumptions and forecasts considered in making the decision to enter into this agreement.

This letter will confirm our understanding and agreement that, in consideration of the respective agreements of the Company, Greenle Alpha and Greenle Beta set forth herein, the sufficiency of which is hereby acknowledged by such parties, the Company, Greenle Alpha and Greenle Beta acknowledge and agree to the provisions set forth below and will consummate the following transactions:

a.	Effective as of the date hereof, but subject to paragraph (e) below, any and all rights under the Agreements to receive any Revenue Share and any related Revenue Share payment or arrangement, or applied or accrued payments relating thereto with respect to any property or operations of the Company, are terminated in their entirety and Greenle shall not be entitled to receive any payment therefor, provided however that the 2023 Retained Revenue Share shall not be terminated. “2023 Retained Revenue Share” means those share issuances and cash payments required to be made by the Company to Greenle Alpha and Greenle Beta under Sections (i)(a) and (i)(b) of the February 2023 Revenue Share Agreement.

b.	Effective as of the date hereof, but subject to paragraph (e) below, Section 1(c) of the February 2023 Revenue Share Agreement (which provides for a true up of the Total Revenue Share (as defined in the February 2023 Revenue Share Agreement) on January 15, 2024 (the “2023 Revenue Share True Up”)) is hereby terminated in its entirety and no payment therefore shall be due or owing to Greenle in any respect.

c.	In consideration for the termination of the Revenue Share (other than the 2023 Retained Revenue Share) and termination of the 2023 Revenue Share True Up, the Company shall issue to Greenle, from time to time, on the date specified in the applicable Agreement Shares Issuance Notice (as defined below), in each case upon 61 days prior written notice from Greenle to the Company delivered from time to time on and after September 1, 2023 and before August 31, 2028 (each an “Agreement Shares Issuance Notice”), up to an aggregate of 6,740,000 shares (the “Agreement Shares”) of the Company’s common stock (Nasdaq Symbol: LUXH)(the “Common Stock”).

d.	Notwithstanding anything to the contrary contained in this Agreement, no Agreement Share Issuance Notice shall be delivered, accepted, or effected for any share amount less than the lower of (x) 200,000 shares and (y) the then unissued Agreement Shares. Notwithstanding the foregoing, the Company shall not effect any issuance of Agreement Shares, and a Greenle shall not have the right to request the issuance of Agreement Shares, pursuant to paragraph (c) or otherwise, to the extent that after giving effect to such issuance as set forth on the applicable Agreement Shares Issuance Notice, Greenle (together with the Greenle’s Affiliates, and any other Persons acting as a group together with the Greenle or any of the Greenle’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Greenle and its Affiliates shall include the number of shares of Common Stock issuable upon delivery of the Agreement Shares Issuance Notice with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Agreement Shares beneficially owned by the Greenle or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Greenle or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Greenle that the Company is not representing to Greenle that such calculation is in compliance with Section 13(d) of the Exchange Act and Greenle is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph (d) applies, the determination of whether Agreement Shares may be issued (in relation to other securities owned by Greenle together with any Affiliates) and of which portion of the Agreement Shares may be issued shall be in the sole discretion of Greenle, and the submission of an Agreement Shares Issuance Notice shall be deemed to be Greenle’s determination of whether Agreement Shares may be issued (in relation to other securities owned by Greenle together with any Affiliates) and of which portion of the Agreement Shares may be issued, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph (d), in determining the number of outstanding shares of Common Stock, Greenle may rely on the number of outstanding shares of Common Stock as reflected in the latest of (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Greenle, the Company shall within two Trading Days confirm orally and in writing to Greenle the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including pursuant to this letter agreement, by Greenle or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon delivery of an Agreement Shares Issuance Notice. Greenle, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph (d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon delivery of an Agreement Shares Issuance Notice and the provisions of this paragraph (d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph (d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

e.	At the next meeting annual or special meeting of the stockholders of the Company (which meeting shall be held no later than August 15, 2023), the Company shall present a proposal to approve the issuance of all Agreement Shares pursuant to the terms of this Agreement and use its commercially reasonable efforts to obtain such approval (the “Requisite Stockholder Approval”) as necessary to ensure the Company’s compliance with Nasdaq Rule 5635(d). In the notice of such annual or special meeting, the Board of Directors of the Company shall recommend the approval of such proposal. Brian Ferdinand (on behalf of himself and all entities under this control) hereby irrevocably appoints Greenle Alpha its proxy to vote all shares owned by him (and such entities) in favor of such proposal. If the Requisite Stockholder Approval is not obtained on or prior to September 1, 2023, this Agreement shall be terminated, and all Revenue Share reinstated retroactively to the date hereof.

f.	If eligible, the Company shall, on or prior to September 30, 2023, file a shelf registration statement on Form S-3 (or such other available form) registering under the Securities Act of 1933, as amended (the “Act”), (among other future issuances) the issuance of the Agreement Shares by the Company to Greenle from time to time under the terms of this Agreement. If the Company is not eligible to register the Agreement Shares in full pursuant to the preceding sentence, within 30 days of each issuance of Agreement Shares, the Company shall file a registration statement registering the resale of such Agreement Shares under the Act on Form S-3, if the Company is then eligible to use such form, or if the Company is not then eligible to use such form, Form S-1 or other suitable and available registration form under the Act. In each case, the Company shall use its commercially reasonable best efforts to have each such registration statement declared effective by the Securities and Exchange Commission within 50 days of filing same. The cost of such registrations shall be borne by the Company; provided, however that Greenle shall be responsible for its own counsel fees in connection therewith. Greenle acknowledges that any Agreement Shares initially be issued without registration under the Act will be issued with an appropriate restrictive legend prohibiting resale thereof without an effective registration under the Act or an exemption therefrom.

g.	Notwithstanding anything to the contrary, Greenle hereby agrees that, without the Company’s prior written consent, it shall not be permitted to sell or transfer (and shall not sell or transfer) any Agreement Shares except in accordance with the following:

●	up to 20% of the Agreement Shares may be sold during the calendar quarter in which Agreement Shares are first issued hereunder (the “Initial Share Issuance”)(with any issued shares not sold in such quarter eligible for sale any time thereafter);

●	up to an additional 20% of the Agreement Shares may be sold during the first calendar quarter immediately following the calendar quarter in which the Initial Share Issuance is made (with any issued shares not sold in such quarter eligible for sale any time thereafter);

●	up to an additional 20% of the Agreement Shares may be sold during the second calendar quarter immediately following the calendar quarter in which the Initial Share Issuance is made (with any issued shares not sold in such quarter eligible for sale any time thereafter);

●	up to an additional 20% of the Agreement Shares may be sold during the third calendar quarter immediately following the calendar quarter in which the Initial Share Issuance is made (with any issued shares not sold in such quarter eligible for sale any time thereafter); and

●	up to an additional 20% of the Agreement Shares may be sold during the fourth calendar quarter immediately following the calendar quarter in which the Initial Share Issuance is made (with any issued shares not sold in such quarter eligible for sale any time thereafter).

For purposes of clarity, once Agreement Shares become eligible for sale or transfer during any calendar quarter, they shall remain saleable thereafter together with any additional Agreement Shares becoming saleable during ensuing calendar quarters.

h.	Greenle hereby represents and warrants that (i) it is not acquiring the Agreement Shares as a nominee or agent or otherwise for any other person, (ii) it understands and accepts that the purchase of the Agreement Shares involves various risks, including the risks outlined in the Company’s annual report on Form 10-K for the year ended December 31, 2022, (iii) it is familiar with the business and financial condition and operations of the Company and has had access to such information concerning the Company and the Agreement Shares as it deems necessary to enable it to make an informed investment decision, (iv) unless it notifies the Company in writing to the contrary at or before each issuance of Agreement Shares, each of its representations and warranties contained herein will be deemed to have been reaffirmed and confirmed as of the date of such issuance, (v) it has such knowledge, skill and experience in business, financial and investment matters that the it is capable of evaluating the merits and risks of an investment in the Agreement Shares, (vi) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (vii) it is acquiring the Agreement Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of such shares.
i.	In addition to any other remedies at law, the parties shall be entitled to seek any and all remedies available in equity, including specific performance of the terms and obligations of this Agreement. This Agreement shall be governed by the internal law of the State of Delaware.

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to us a copy of this letter.

[Signatures on Next Page]

LuxUrban Hotels Inc.

By:
Name:
Title:

Greenle Partners LLC Series Alpha P.S.

By:
Name:
Title:

Greenle Partners LLC Series Beta P.S.

By:
Name:
Title:

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